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                                                                    EXHIBIT 23.3


                 CONSENT OF WILLIAMS, YOUNG & ASSOCIATES, LLC,
                             INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and "Selected Financial and Operating Data" and to the use of our report dated May 28, 1997 in Amendment Number 2 of the Registration Statement on Form SB-2 and related Prospectus of Sonic Foundry, Inc. for the registration of 2,000,000 shares of its common stock and 1,000,000 Redeemable Warrants.



Madison, Wisconsin                     WILLIAMS, YOUNG & ASSOCIATES, LLC
March 31, 1998
                                       /s/ Williams, Young & Associates, LLC